Exhibit 10.3

                                 FIRST AMENDMENT
                                       TO
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

     First Amendment (this "Amendment") to Amended and Restated Limited Partnership Agreement dated as of December 19, 2003, by and among (1) Freeport LNG-GP, Inc., a Delaware corporation (the "General Partner"), (2) Freeport LNG Investments, LLLP, a Delaware limited liability limited partnership ("LNG Investments"), (3) Cheniere LNG, Inc., a Delaware corporation ("Cheniere"), and
(4) Contango Sundance, Inc., a Delaware corporation ("Contango"). Each of General Partner, Investments, Cheniere and Contango is sometimes referred to herein as a "Party," and all of them together, are sometimes referred to herein as the "Parties."

                                    RECITALS

     WHEREAS, the General Partner, Freeport LNG Investments, LLC (which has been converted to LNG Investments) and Cheniere executed an Amended and Restated Limited Partnership Agreement of Freeport LNG Development, L.P. (the "Partnership") effective as of February 27, 2003 (the "Partnership Agreement") (capitalized terms used herein and not otherwise defined herein shall have the same meaning assigned to them in the Partnership Agreement);

     WHEREAS, Contango, Contango Oil & Gas Co., a Delaware corporation, Cheniere and Cheniere Energy, Inc., a Delaware corporation, executed a Partnership Interest Purchase Agreement, dated and effective as of March 1, 2003, whereby Contango purchased from Cheniere a 10% Percentage Interest;

     WHEREAS, Contango was admitted to the Partnership pursuant to an Adoption Agreement, dated and effective as of March 1, 2003, between the Partnership and Contango; and

     WHEREAS, the Parties believe it is in their best interests to amend the Partnership Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows:

                                    AGREEMENT

1. Other than for the amendment effectuated by Section 18 hereof and the definition of "First Amendment", this Amendment is being entered into in connection with, and the amendments to the Partnership Agreement set forth herein will become effective as of the "Closing" as defined in and under the Omnibus Agreement (the "Omnibus Agreement") dated as of the date hereof by and among the Partnership, the General Partner and ConocoPhillips Company, a Delaware corporation ("COP"). The preceding sentence shall not affect the effectiveness of Section 18 hereof (amending Section 10.2(c)) of the Partnership Agreement and the definition of "First Amendment", which Section 18 and definition shall be effective as of the date hereof. If the Closing does not occur on or before December 31, 2004, then upon such date this Amendment (including Section 18 hereof and the definition of "First Amendment") shall become void and of no further force or effect.

2. The preamble of the Partnership Agreement shall be amended to replace the party "Freeport LNG Investments, LLC, a Delaware limited liability company" with the party "Freeport LNG Investments, LLLP, a Delaware limited liability limited partnership" as a result of the conversion of the first party to a limited liability limited partnership.

3. Section 1.5 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

          "1.5 "Affiliate" means with respect to any Person, a second Person which is controlled by, controls or is under common control with such first Person and, with respect to the Partnership, any constituent party of the Partnership. For purposes of the foregoing, "control" of any Person means the power to direct the management and policies of such Person, whether by the ownership of voting securities, by contract or otherwise. For purposes of this Agreement, COP and its Affiliates shall not be considered an Affiliate of the Partnership or any Partner solely by virtue of its 50% ownership of the General Partner; provided, however, that in the event COP at any time owns more than 50% of the outstanding common stock of the General Partner, it shall be deemed an Affiliate of the Partnership for purposes of this Agreement."

4. Article I of the Partnership Agreement is hereby further amended by adding to
Article I in its proper alphabetical order:

          "COP" means ConocoPhillips Company, a Delaware corporation.'

          '"First Amendment" means the First Amendment to this Agreement dated as of December 19, 2003.'

          '"Loan Documents" has the meaning set forth in the Omnibus Agreement.

          '"Omnibus Agreement" means the Omnibus Agreement dated as of the date hereof by and between the Partnership, the General Partner and COP.'

          '"Stockholders Agreement" means the Stockholders Agreement entered into pursuant to the Omnibus Agreement.'

5. Section 2.3 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

          "2.3 Character of Business. The purposes of the Partnership shall be to develop, build, own and operate a liquefied natural gas ("LNG") receiving and regasification facility on Quintana Island in or around Freeport, Texas (the "Business") and any and all activities necessary or incidental to the foregoing; provided, however, that under no circumstances shall the Partnership engage in any trading, hedging, futures activities, or any other derivative transactions relating to the buying and selling of natural gas (including LNG) that would expose the Partnership to commodity price fluctuations (but this shall not preclude the Partnership from taking custody of and/or title to LNG and/or natural gas that is so taken in connection with the normal operation of the Business and that does not expose the Partnership to commodity price fluctuations other than in the ordinary course of business in connection with the performance of terminal servicing or similar agreements entered into by the Partnership)."

6. The first sentence of Section 3.2 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

"As of March 1, 2003, upon admission of Contango Sundance, Inc. ("Contango") as a Limited Partner, the Percentage Interests of the Partners are as follows:

         Partners                                    Percentage Interest
         ---------------------------------------------------------------

         LNG Investments                             60%

         Cheniere                                    30%

         Contango                                    10%

         Freeport GP                                  0%"

7. Section 3.3 is hereby deleted in its entirety and replaced in its entirety by the following:

         "3.3     Future Financing.

     The Partners anticipate that in the future the Partnership may require additional funds for capital expenditures or working capital requirements, and any such additional funding shall be obtained first from loans under the Loan Documents (to the extent available, if any) and then from any of the following sources as may be approved in advance by the General Partner:

          (a) cash reserves of the Partnership;

          (b) loans to be obtained from banks and other non-Affiliate independent sources;

          (c) Additional Contributed Equity made to the Partnership by the Partners, in proportion to their Percentage Interests (subject to Section 3.5), in amounts determined according to Section 3.4 (or, if applicable,
     Section 3.5);

          (d) subject to Section 10.2, loans to be made to the Partnership by
     (i) the Partners and/or (ii) an Affiliate of one of the Partners; or

          (e) subject to Section 10.2, any other funding source to be determined by the General Partner."

8. The following third to final sentence of Section 3.4(a) of the Partnership Agreement shall be deleted in its entirety.

     "Notwithstanding any other provision of this Agreement or this Section 3.4, the first $9,000,000 of Additional Contributed Equity plus the Returned Amount shall be contributed solely by LNG Investments (including any transferees and assignees of any portion of LNG Investments' Interest), which contribution shall not alter the Percentage Interests and provided further that (x) neither the $1 million contribution by LNG Investments pursuant to Section 3.1 nor any contributions by LNG Investments pursuant to Section 3.4(b) shall be counted toward this $9,000,000, (y) no amount subsequently used for an Affiliate Payment shall be counted toward this $9,000,000 and (z) such $9,000,000 shall be reduced by the amount of the LNG Investments Expenses."

9. Section 3.4(b) is hereby deleted in its entirety and replaced in its entirety by the following:

         "Reserved."

10. Section 3.5 is hereby deleted in its entirety and replaced in its entirety by the following:

     3.5 Delinquent Contributions. If a Partner fails to contribute any Additional Contributed Equity required pursuant to Article III by the applicable Contribution Date (a "Delinquent Partner"), the other Partners (other than an Affiliate of the Delinquent Partner) which are not Delinquent Partners (the "Contributing Partners") may, but shall not be required to, contribute the portion of such Additional Contributed Equity that the Delinquent Partner failed to contribute (the "Delinquent Contribution"). The General Partner shall notify the Contributing Partners in writing of the amount of the Delinquent Contribution. Each Contributing Party, within fifteen (15) days after receipt of such notice, shall advise the General Partner whether it elects to contribute its proportionate share (and if applicable any other Contributing Partner's proportionate share) of the Delinquent Contribution. If one or more Contributing Partners so elect and contribute the Delinquent Contribution, the Delinquent Partner shall not be entitled to receive any distributions under Article V hereof, and such distributions shall instead be made to such Contributing Partners so electing and contributing to the Delinquent Contribution, until such Contributing Partners have recovered 200% of their proportionate shares of the Delinquent Contribution out of such distributions under Article V.

11. Section 3.6 is hereby deleted in its entirety and replaced in its entirety by the following:

     "3.6 Project Expansion.(a) The General Partner shall have the right and power to do all things necessary to obtain debt and/or equity financing in connection with any expansion of the Partnership's facility on Quintana Island. The General Partner will notify each Partner of the terms of any such financing at least twenty (20) days prior to the consummation of any transaction (the "Issuance Notice"). Subject to Section 3.6(b), any equity financing obtained for such expansion by the Partnership shall dilute each of the Limited Partners pro rata based on the Percentage Interests of such Limited Partners.

     (b) In connection with any Issuance Notice, the General Partner shall provide to the Limited Partners notice of its intent to offer Interests in the Partnership. The Issuance Notice shall contain (i) a description of the Interests, (ii) the total amount of Interests to be sold, and (iii) the price and payment terms. Each Limited Partner that is an accredited investor as defined in Rule 501 under the Securities Act shall have the right (pro rata according to its Percentage Interest) to purchase that amount of Interests as will enable such Limited Partner to maintain its Percentage Interest by electing to purchase Interests in connection with such transaction. In order to exercise its rights under this Section 3.6, a Limited Partner must notify the General Partner of its election (which election shall be irrevocable) within 10 days of receipt of the Issuance Notice, and such electing Limited Partner shall tender the purchase price therefor on the same terms and conditions as set forth in the Issuance Notice. In the event that a Limited Partner fails to timely elect to exercise its rights under this Section 3.6, its shall be deemed to have waived its rights under this Section 3.6 with respect to such Issuance Notice. "

12. Section 5.2 is hereby deleted in its entirety and replaced in its entirety by the following:

     "5.2 Distributions of Available Cash. Subject to Section 5.5, until the dissolution and winding up of the Partnership: (a) to the extent that there is positive Net Cash Flow and after all required distributions have been made under Sections 5.1 and 5.3, the General Partner shall cause the Partnership to distribute to each Partner within ninety (90) days after the end of each Fiscal Year of the Partnership cash equal to 44% of the amount of taxable income or gain allocated to such Partner for such Fiscal Year (less any Losses allocated to such Partner from prior Fiscal Years not previously taken into account under this Section 5.2 and less any amounts already distributed to such Partner under
Section 5.1(b)(i) in respect of such taxable net income or gain) (subject, however, to the requirement that any amounts that would otherwise be distributable to any Delinquent Partner shall instead be distributed as provided in Section 3.5); and (b) after payment or reservation and accrual of the amounts of all required distributions under Sections 5.1 and 5.3 and clause (a) of this sentence, and after reserving amounts determined by the General Partner, in good faith and after consultation with the Advisory Committee, to be required for working capital, capital expenditures or other requirements of the Partnership's Business, the General Partner shall cause all remaining cash to be distributed on a quarterly basis to the Limited Partners pro rata in accordance with their Percentage Interests (subject, however, to the requirement that any amounts that would otherwise be distributable to any Delinquent Partner shall instead be distributed as provided in Section 3.5)."

13. A new Section 5.5 is hereby added to the Partnership Agreement to read as follows:

     "Section 5.5 Distributions Limited by Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, except as otherwise permitted by the Loan Documents, no distributions shall be made to the Partners until Completion (as defined in the Loan Documents) and following such time, then all distributions shall be subject to the terms of the Loan Documents."

14. A new Section 7.7 is hereby added to the Partnership Agreement:

     "7.7 Activities of Indemnitee. Each Indemnitee (other than the General Partner) shall have the right to engage in businesses of every type and description and other activities for profit and to engage in and possess an interest in other business ventures of any and every type or description, whether in businesses engaged in or anticipated to be engaged in by any of the Partnership and the Partners and their Affiliates, independently or with others, including business interests and activities in direct competition with the business and activities of the Partnership and the Partners and their Affiliates, and none of the same shall constitute a breach of this Agreement or any duty express or implied by law to any Partner or its assignees. Neither the Partnership, any Limited Partner nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby or thereby in any business ventures of any Indemnitee. Notwithstanding anything to the contrary in this Agreement, (i) the engaging in competitive activities by any Indemnitees (other than the General Partner) in accordance with the provisions of this Section 7.7 is hereby approved by the Partnership and all Partners, (ii) it shall be deemed not to be a breach of the General Partner's fiduciary duty, any conflict of interest or any other obligation of any type whatsoever of the General Partner for the Indemnitees (other than the General Partner) to engage in such business interests and activities in preference to or to the exclusion of the Partnership and (iii) the General Partner and the Indemnitees shall have no obligation to present business opportunities to the Partnership. This Section 7.7 shall not alter or affect the rights or obligations of any Indemnitee with respect to any transaction or agreement entered into between such Indemnitee and the Partnership."

15. Section 9.1 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

     "9.1 General. The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify, save harmless, and pay all judgments and claims against each Partner, their respective shareholders, managers and members and the Affiliates of each of them and their respective shareholders, managers, officers, directors and agents (collectively, the "Indemnitees"), relating to any liability or damage incurred by reason of any act performed or omitted to be performed by any such Indemnitee in connection with the business of the Partnership, including attorneys' fees incurred by such Indemnitee in connection with the defense of any action based on any such act or omission, which attorneys' fees may be paid as incurred."

16. The first paragraph of Section 9.2 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

     "9.2 Environmental. The Partnership, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of the Partnership Assets) shall indemnify and hold harmless, to the maximum extent permitted by law, each Indemnitee from and against any and all liabilities, sums paid in settlement of claims, obligations, charges, actions (formal or informal), claims (including without limitation, claims for personal injury under any theory or for real or personal property damage), liens, taxes, administrative proceedings, losses, damages (including, without limitation, punitive damages), penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage or disposal costs, groundwater monitoring or environmental study, sampling or monitoring costs, other causes of action, and any other costs and reasonable expenses (including, without limitation, reasonable attorneys', experts', and consultants' fees and disbursements and investigating, laboratory, and data review fees) imposed upon or incurred by any Indemnitee (whether or not indemnified against by any other party) arising from and after the date of this Agreement directly or indirectly out of:"

17. Sections 9.3(c), (d), (e), (f) and (g) are hereby added to the Partnership Agreement to read as follows:

     "(c) The indemnification provided by this Article IX and Section 10.6 shall be in addition to any other rights to which an Indemnitee may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee."

     (d) Except as provided in Section 9.3(g), an Indemnitee shall not be denied indemnification in whole or in part under this Article IX or Section 10.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement. No amendment, modification or repeal of this Article IX or Section 10.6 or any provision hereof shall in any manner terminate, reduce or impair the right of any past, present or future Indemnitee to be indemnified by the Partnership, nor the obligations of the Partnership to indemnify any such Indemnitee under and in accordance with the provisions of this Article IX or
Section 10.6 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     (e) The provisions of this Article IX and Section 10.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons.

     (f) Any indemnification pursuant to this Article IX or Section 10.6 shall be made only out of the assets of the Partnership, it being agreed that the General Partner shall not be personally liable for such indemnification and shall have no obligation to contribute or loan any monies or property to the Partnership to enable it to effectuate such indemnification.

     (g) Notwithstanding anything contained in this Article IX or Section 10.6 to the contrary, none of the Partnership, its receiver or its trustee shall have any obligation to indemnify any Indemnitee or its shareholders, managers, members and Affiliates for any amounts that any Indemnitee shall have paid or have an obligation to pay to the Partnership pursuant to any Project Document (as defined in the Omnibus Agreement).

18. Section 10.2(c) of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

     "(c) Each of the Partners has received and reviewed the documents set forth on Schedule I to the First Amendment (the "Transaction Documents"). Notwithstanding any other provision of this Agreement or any applicable law, rule or regulation, each of the Partners and its assignees and each other Person who may acquire an interest in the Partnership hereby (i) approves, ratifies and confirms the execution, delivery and performance by the parties thereto of the Transaction Documents; (ii) agrees that the General Partner (on its own or through any officer of the Partnership or any officer, director, shareholder, member or agent of the General Partner) is authorized to execute, deliver and perform the obligations under the Transaction Documents without any further act, approval or vote of the Partners or their assignees or the other Persons who may acquire an interest in the Partnership; and (iii) agrees that the execution, delivery or performance by the General Partner, any shareholder of the General Partner or any Affiliate of the General Partner of this Agreement or any Transaction Document shall not constitute a breach by the General Partner of any duty that the General Partner may owe the Partnership or the Partners under this Agreement or of any duty of the General Partner stated or implied by law or equity. Further, each Partner, its assigns and each other Person who may acquire an interest in the Partnership hereby agrees that the Transaction Documents, the transactions specified therein or the transactions entered into by COP or any of its Affiliates and the General Partner, the Partnership or its Affiliates while COP or its Affiliates owns 50% or less of the General Partner, shall not be considered Affiliate Transactions subject to Section 10.2(a). Each Limited Partner waives its right to exercise any and all rights to consent to any Major Decision and any right to receive notices thereof (including rights under Section 10.2(a)) after the occurrence of any default under the Loan Documents or any amendment, modification, refinancing or replacement thereof. It is understood and agreed that nothing contained in this Section 10.2(c) is intended to amend the terms of this Agreement beyond that which is expressly set forth in the First Amendment (exclusive of this Section 10.2(c)), and that no provision of any Transaction Document is intended to modify, as between the Partners, the rights and obligations of the Partners under this Agreement as Partners."

19. Section 10.5 of the Partnership Agreement is hereby deleted and replaced by the following:

     "10.5 Remuneration of General Partner; Reimbursement of Expenses. Pursuant to Section 10.2, if applicable, the General Partner shall be paid a fee by the Partnership as determined in the discretion of the General Partner for performing its services as a General Partner; provided, that the aggregate fee paid (including the Limited Partner Fee (as defined below)) shall not exceed $1,000,000 per Fiscal Year, and that the fee payable to the General Partner shall be reduced by the amount of such aggregate fee multiplied by the combined Percentage Interest of Cheniere and Contango and divided by 2 (the "Limited Partner Fee"). The amount of the Limited Partner Fee shall be paid as a fee to each of Cheniere and Contango pro rata based on their Percentage Interests at the time the fee is paid to the General Partner. In addition, each of the General Partner and the Limited Partners shall be reimbursed for its reasonable out of pocket costs in connection with the Business of the Partnership including, without limitation, fees paid to professionals and advisors and travel and lodging expenses.

20. Section 10.6(b) of the Partnership Agreement is hereby deleted and replaced by the following:

     "(b) The Partnership shall indemnify and hold harmless the Indemnitees from and against any and all losses, claims, demands, costs, damages, liabilities, expenses of any nature (including reasonable attorneys fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits, or proceedings, civil, criminal, administrative, or investigative, in which an Indemnitee may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the Business of the Partnership, regardless of whether an Indemnitee continues to be in the capacity entitled to such indemnification at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it or he or she reasonably believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reason to believe his or her conduct was unlawful,
(ii) the Indemnitee's conduct did not constitute a breach of the provisions of this Agreement, fraud, gross negligence or willful misconduct and (iii) the amount for which such Indemnitee seeks such indemnification is not an amount paid or payable to the Partnership by any Indemnitee under any Project Document. This Section 10.6(b) shall not alter or affect the rights or obligations of any Indemnitee with respect to any transaction or agreement entered into between such Indemnitee and the Partnership."

21. Section 10.10 of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

     "10.10 Removal of Freeport GP as General Partner. Freeport GP may be removed as the General Partner of the Partnership by Cheniere or LNG Investments only upon compliance with the terms and conditions of this Section 10.10. Freeport GP may be removed as the General Partner of the Partnership in the event of (i) the resignation, Bankruptcy or dissolution of Freeport GP, (ii) the commission by Freeport GP of fraud or its misappropriation of funds of the Partnership, or (iii) Freeport GP's material breach of a material provision of this Agreement (each a "Removal Event"). Upon a Removal Event, Cheniere may exercise its right to remove Freeport GP as the General Partner by giving notice ("Removal Notice") to Freeport GP and LNG Investments of the Removal Event, including within such Removal Notice the particulars of the Removal Event in reasonable detail; provided, however if the Removal Event results from a material breach of a material term or provision of this Agreement by Freeport GP, Cheniere shall be required to give notice of the existence of such a breach and if during the period of sixty (60) days following such notice, Freeport GP cures such breach Cheniere will not be able to remove Freeport GP as the General Partner as a result of such Removal Event. If Cheniere exercises its right to remove Freeport GP as the General Partner, Cheniere shall admit a new general partner as a Partner of the Partnership with such portion of Cheniere's Interest as Cheniere shall determine in its sole discretion. Freeport GP hereby irrevocably makes, constitutes, and appoints Cheniere or its successor in interest with full power of substitution, true and lawful attorney-in-fact, for it and in its name, place and stead, to make, execute, sign, acknowledge, swear to, deliver, record and file any document or instrument that may be considered necessary or desirable by Cheniere to remove Freeport GP as the General Partner and admit a new general partner to the Partnership pursuant to this Section
10.10. The foregoing special power of attorney shall be one which is a special power of attorney coupled with an interest, is irrevocable, and shall survive the legal incapacity of Freeport GP. Notwithstanding the preceding provisions of this Section 10.10, Cheniere shall not exercise its rights under the grant of the above special power of attorney unless a Removal Event has occurred and Cheniere has requested by notice to Freeport GP that Freeport GP take the action which Cheniere proposes to take by the exercise of the power of attorney and Freeport GP fails to take such action within three (3) days of such notice. Notwithstanding the foregoing provisions of this Section 10.10, Freeport GP may contest whether or not a Removal Event has occurred by notice to Cheniere. If Freeport GP contests whether such Removal Event has occurred the matter shall be submitted to arbitration pursuant to ARTICLE XXI and Freeport GP shall not be removed as General Partner unless and until the arbitrators find that such Removal Event has occurred."

22. Section 12.2(u) of the Partnership Agreement is hereby deleted and replaced with the following:

     "(u) The Partnership and the General Partner will conduct an operational meeting each month on a date mutually acceptable to the General Partner, Cheniere and LNG Investments at such place as may be agreed to by the General Partner, Cheniere and LNG Investments to review the Partnership's marketing, financial, regulatory and developmental activities, including providing a report on marketing developments, financing developments, regulatory or governmental approval developments, and an update on engineering and other technical developments. In addition, each of Cheniere and Contango will receive prior notice of and have the right to attend such monthly meetings. The General Partner shall provide to each of Cheniere and Contango (i) promptly following approval by the board of directors of the General Partner, copies of any budgets, and (ii) in connection with such meetings, budgets for the ongoing construction of the Partnership's facility and any expansion thereof, to the extent prepared and/or revised, and notice of any material change orders in connection with such construction. The foregoing rights may be transferred by Cheniere or Contango to any other Person, without the prior written consent of the General Partner, in connection with a sale of its Interest, but the foregoing rights cannot be subdivided; therefore, (i) in the event that Cheniere or Contango sells all of its Interest, such right shall be transferred to the assignee of such Interest; and (ii) if Cheniere or Contango sells only a portion of its Interest and retains a portion of its Interest, such right may be transferred with such Interest to one transferee or else retained by the transferor. In addition, each Limited Partner shall be entitled to visit the Partnership's principal place of business during normal business hours with reasonable notice and without unreasonable interference with the operations or affairs of the Partnership or the General Partner to meet with and question officers and employees of the Partnership and the General Partner and, subject to applicable law (including antitrust laws) to inspect the Partnership's books, records and any third-party agreements. Notwithstanding the foregoing, it is expressly acknowledged and agreed that in no event will any Limited Partner be given access to or copies of any data, information, records or drafts relating to or in connection with any negotiation, agreement or communication with any customer or potential customer of the Partnership, except for final, completed, executed and delivered terminal use agreements or other terminal service agreements with a customer."

23. Sections 15.1(a)(ii) and (iv) of the Partnership Agreement are hereby deleted and replaced in its entirety by the following:

          "(ii) as to the Partners and the Partnership and their respective shareholders and members and the Affiliates of each of them and to the professional advisors of any of the foregoing Persons;"

          "(iv) as to such information as is required by law to be disclosed by the Partners or the Partnership and COP and its Affiliates, including, without limitation, disclosures by Cheniere, COP and its Affiliates and Contango to comply with Securities and Exchange Commission filing and disclosure requirements; and"

24. Cheniere and Contango hereby acknowledge that following the Closing COP will own 50% of the General Partner. Accordingly, Section 16.1(b) of the Partnership Agreement is hereby deleted and replaced in its entirety by the following:

     "(b) Notwithstanding Section 16.1(a) but subject to the Loan Documents, in the event that LNG Investments desires to transfer any portion of its Interest in one transaction or in a series of related transactions (i) in which none of the General Partner's interest in the Partnership and none of the remaining capital stock of the General Partner that is held by Michael S. Smith is being sold or transferred and (ii) which would result in LNG Investments' Percentage Interest being less than 20%, LNG Investments shall deliver a written notice to Cheniere and Contango specifying the identity of the prospective transferee(s) and disclosing in reasonable detail the price, the type of consideration and other terms and conditions of the proposed transfer. Cheniere and Contango may elect to participate in the proposed transfer by delivering a notice to LNG Investments and the proposed transferee(s) within fifteen (15) days (the "Acceptance Period") of the date of the notice from LNG Investments. If Cheniere or Contango elects to participate in such transfer, each of Cheniere and Contango, respectively, will be entitled to sell in such proposed transfer, at the same price and on the same terms as LNG Investments, a portion of its Interest equal to the product of (x) the quotient determined by dividing the Interest then held by Cheniere or Contango, as applicable, by the aggregate Interest then held by LNG Investments multiplied by (y) the aggregate Interest to be sold in such proposed transfer (the mechanics contained in this sentence, referred to as the "Tag-Along Procedures"). It is understood and agreed that LNG Investments may elect to convert to a limited partnership or a limited liability limited partnership, and, in the event of such conversion, "LNG Investments" shall mean such entity as converted, and any such conversion shall not trigger any rights of Cheniere or Contango in this Agreement. In connection with any transaction under this Section 16.1(b), LNG Investments agrees to use commercially reasonable efforts to cause the buyer of any Interests in such transaction to purchase 100% of the Interests which LNG Investments, Cheniere and/or Contango desire to sell in such transaction; provided, however, LNG Investments shall have no obligation or liability in the event that the buyer does not desire to purchase any Interests beyond that to be transferred under
Section 16.1(b). The rights contained in this Section 16.1(b) are personal to each of Cheniere and Contango, and may not be transferred to any other Person, including in connection with a sale of Interests, without the prior written consent of the General Partner, which may be withheld in its sole discretion."

25. Section 16.1 of the Partnership Agreement is further amended by adding the following clauses (c), (d) and (e) thereto:

     "(c) In the event that Michael S. Smith desires to commence marketing efforts in connection with any transaction under Section 16.1(b) in which (i) all or a portion of the remaining capital stock of the General Partner that is held by Michael S. Smith is being transferred and (ii) would result in LNG Investments' Percentage Interest being decreased, Michael S. Smith shall (x) provide written notice to each of Cheniere and Contango and (y), to the extent Cheniere and Contango desire to participate, use his commercially reasonable efforts to include the Interests held by Cheniere and Contango in the marketing efforts for such Interests of LNG Investments and his interest in the General Partner in order to afford to each of Cheniere and Contango the opportunity to sell their Interests in such transaction. In the event that Cheniere and/or Contango elect to not participate in such marketing efforts, the right of any such non-participating Person to participate in any transfer of Interests under this Section 16.1(c) with respect to the resulting transaction in which all or a portion of LNG Investments' Interests or Michael S. Smith's interest is transferred shall automatically terminate. Each of Cheniere and Contango agree to provide written notice to Michael S. Smith of their respective election of whether to participate in such marketing efforts within fifteen (15) days of receiving notice from Michael S. Smith under this Section 16.1(c). To the extent that either Cheniere or Contango do not respond in such time period, such non-responding Person shall be deemed to have elected to not so participate. The terms of any transfer of Interests resulting from such marketing efforts shall be subject to the prior notice, Acceptance Period and Tag-Along Procedures set forth in Section 16.1(b); provided, however, that the Acceptance Period shall be reduced to five (5) days. In any transaction or series of related transactions in which a portion of the interest of Michael S. Smith in the General Partner and a portion of the Interest of LNG Investments in the Partnership are being transferred, 100% of the consideration paid in such transaction or series of related transactions shall be deemed to be paid for the Interest of LNG Investments in the Partnership and 0% of the consideration shall be deemed to be paid for the interest of Michael S. Smith in the General Partner. No transfer by Michael S. Smith of capital stock of the General Partner shall be permitted after the transfer of 50% of such stock to COP at the Closing pursuant to the Omnibus Agreement except for a transfer of the entirety of the remaining 50% of such stock, and any such transfer must be made to a transferee that is or will become in the transaction, or that is or will become in the transaction an Affiliate of, a Limited Partner with an Interest of at least 20%.

     (d) Notwithstanding anything contained in this Section 16.1 to the contrary, none of Michael S. Smith, LNG Investments, Cheniere or Contango shall be obligated to enter into any transaction with respect to the sale of their Interests; provided that any election by either Cheniere or Contango under
Section 16.1(b) to participate in a transfer shall be irrevocable once made.

     (e) Any transfer by Michael S. Smith of any interest in LNG Investments shall be deemed to be a transfer of LNG Investments' Percentage Interest under Sections 16.1(b) and (c). For so long as Michael S. Smith holds any interest in the General Partner, any transfer by the General Partner of any interest in the Partnership shall be deemed to be a transfer by Michael S. Smith of capital stock of the General Partner under Section 16.1(c)."

26. Article XIX of the Partnership Agreement is hereby amended by inserting the following phrase at the end of the first sentence thereof: "subject to the rights of any pledgee of any direct or indirect interest in the General Partner in connection with the Loan Documents, and its successors and assigns, to become a General Partner and so long as no default shall occur under the Loan Documents".

27. The Partnership Agreement, as modified by this Amendment, is hereby ratified and confirmed and shall continue in full force and effect.

28. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument. Each Party hereto agrees to accept the facsimile signature of the other Parties hereto and to be bound by its own facsimile signature; provided, however, that the Parties shall exchange original signatures by overnight mail.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed on the date first set forth above.


                               GENERAL PARTNER:

                                     FREEPORT LNG-GP, INC.

                                      By:  /s/  MICHAEL S. SMITH
                                        -----------------------------
                                             Name:  Michael S. Smith
                                            Title:  Chief Executive Officer


                               LIMITED PARTNERS:

                                      FREEPORT LNG INVESTMENTS, LLLP

                                      By:    Freeport LNG Investments GP, Inc.,
                                             its General Partner



                                      By:  /s/  MICHAEL S. SMITH
                                      ---------------------------------
                                             Name:  Michael S. Smith
                                            Title:  Chief Executive Officer


                                      CHENIERE LNG, INC.


                                      By:  /s/  DON A. TURKLESON
                                      ---------------------------------
                                             Name:  Don A. Turkleson
                                            Title:  Treasurer

                                      CONTANGO SUNDANCE, INC.

                                      By:  /s/  KENNETH R. PEAK
                                      ----------------------------------
                                             Kenneth R. Peak
                                             Chariman

                                   SCHEDULE I

                              Transaction Documents

[All in form transmitted to Cheniere and Contango at ___ p.m., December 19, 2003]

     1. Omnibus Agreement by and among Freeport LNG Development, L.P., Freeport LNG-GP, Inc. and ConocoPhillips Company dated as of December 19, 2003.

     2. Stock Purchase Agreement by and between Michael S. Smith and [ConocoPhillips Entity] dated as of ________, 2004.

     3. Stockholders Agreement by and between Michael S. Smith and [ConocoPhillips Entity] dated as of ________, 2004.

     4. Freeport LNG Development, L.P. Senior Secured Loans Summary of Terms and Conditions.